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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement, (No. 333-133341) Amendment No. 2 on Form S-4 of ATS Medical, Inc., of our report, dated March 23, 2006, relating to our audit of the financial statements of 3F Therapeutics, Inc., appearing in the proxy statement/prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such proxy statement/prospectus.


/s/ McGladrey & Pullen, LLP

Irvine, California
August 9, 2006